Exhibit 99.6

CONSENT OF RBC CAPITAL MARKETS, LLC

The Board of Directors
Raytheon Company
870 Winter Street
Waltham, Massachusetts 02451

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated June 8, 2019, to the Board of Directors of Raytheon Company (“Raytheon”) as Annex F to, and reference to such opinion letter under the headings “Summary—Opinions of Raytheon’s Financial Advisors—Opinion of RBC Capital Markets, LLC” and “The Merger—Opinions of Raytheon’s Financial Advisors—Opinion of RBC Capital Markets, LLC” in, the joint proxy statement/prospectus relating to the proposed merger involving Raytheon and United Technologies Corporation (“UTC”), which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of UTC (the “Registration Statement”).  By giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ RBC Capital Markets, LLC

RBC CAPITAL MARKETS, LLC

July 17, 2019